UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2015 (May 15, 2015)

Date of report (Date of earliest event reported)

Western Asset Mortgage Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35543	27-0298092
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 East Colorado Boulevard

Pasadena, CA 91101

(Address of principal executive offices, including zip code)

(626) 844-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, Western Asset Management Company, the external manager (the “Manager”) of Western Asset Mortgage Capital Corporation (the “Company”), finalized the cash bonus amount payable to Steven M. Sherwyn, the Company’s chief financial officer and treasurer, with respect to the twelve months ended December 31, 2014.  For such period, the Manager paid Mr. Sherwyn a cash bonus totaling $556,250. As disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2015 (the “Proxy”), the Company will reimburse the Manager for the payment of this cash bonus.  No stock award was granted to Mr. Sherwyn with respect to his service in 2014.

Mr. Sherwyn’s cash bonus amount for 2014 was not included in the Summary Compensation Table included in  the Proxy because it had not been determined at the time of filing the Proxy. Pursuant to Item 5.02(f) of Form 8-K, below is a revised Summary Compensation Table, which includes (i) the 2014 cash bonus amount paid by the Manager to Mr. Sherwyn and reimbursed by the Company, and (ii) the revised total compensation figure for 2014. No other amounts have changed.

Summary Compensation Table

The following table sets forth Mr. Sherwyn’s annual summary compensation (paid by the Manager and reimbursed by the Company) for the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		All Other Compensation		Total
Steven M. Sherwyn	2014	$200,000	$556,250	(1)	$--		$85,752	(2)	$842,002
(Chief Financial Officer and Treasurer)	2013	$200,000	$250,000	(3)	$250,000	(4)	$84,824	(5)	$784,824

(1) Represents a cash bonus paid to Mr. Sherwyn with respect to his service to the Company in 2014.

(2) Includes (i) $70,573 in dividends paid to Mr. Sherwyn with respect to his restricted stock award, (ii) $13,000 in matching contributions to our Manager’s 401(k) plan, (iii) accrued vacation of $5,381 and (iv) $2,160 in life insurance premiums paid by the Company on behalf of Mr. Sherwyn.

(3) Represents a cash bonus paid to Mr. Sherwyn with respect to his service to the Company in 2013.

(4) Reflects the grant date fair value of restricted common stock (March 12, 2014) with respect to services for 2013 computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the fair value of restricted stock made to Mr. Sherwyn in our Annual Report on Form 10-K. There can be no assurance that the restricted stock will vest (and, absent vesting no value will be realized by Mr. Sherwyn for the unvested restricted stock), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(5) Includes (i) $59,914 in dividends paid to Mr. Sherwyn with respect to his restricted stock award, (ii) $12,750 in matching contributions to our 401(k) plan, (ii) $2,160 in life insurance premiums paid by the Company on behalf of Mr. Sherwyn and (iv) a relocation payment of $10,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 21, 2015	By:	/s/ Charles A. Ruys dePerez
		Name:	Charles A. Ruys dePerez
		Title:	Secretary